SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported):  August 14, 2006


                               Refac Optical Group
             (Exact name of registrant as specified in its charter)


             DELAWARE                     001-12776           13-1681234
------------------------------------ -----------------   -------------------
 (State or other jurisdiction of         (Commission       I.R.S. Employer
 incorporation or organization)          File Number)      Identification No.)

         ONE BRIDGE PLAZA, SUITE 550, FORT LEE, NEW JERSEY           07024
------------------------------------------------------------------------------
              (Address of principal executive offices)            (Zip Code)

                                 (201) 585-0600
         -------------------------------------------------------------
                         (Registrant's telephone number,
                              including area code)

                                      None
        ----------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On August 14, 2006, the Registrant issued a press release announcing that its Board of Directors had extended the expiration date for the exercise of the non-transferable payment right granted to qualifying stockholders in connection with its February 28, 2003 merger with a wholly-owned subsidiary of Palisade Concentrated Equity Partnership, L.P. pursuant to the Agreement and Plan of Merger among the parties, dated as of August 19, 2002, as amended. Such expiration date has been extended for one year from September 30, 2006 to September 30, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.

The information, including the exhibit attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.


Item 9.01         Financial Statements and Exhibits.

(d) Exhibits:

         See attached exhibit index.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             REFAC OPTICAL GROUP

Dated:  August 14, 2006                      By:/s/ Robert L. Tuchman
                                                ------------------------------
                                             Name:  Robert L. Tuchman
                                             Title: Senior Vice President

EXHIBIT INDEX


Exhibit No.       Description
99.1              Press Release, dated August 14, 2006.

Exhibit 99.1


[GRAPHIC OMITTED]                                 [GRAPHIC OMITTED]






===============================================================================

                   REFAC OPTICAL GROUP EXTENDS PERIOD OF TIME
                           TO EXERCISE PAYMENT RIGHTS

Fort Lee, New Jersey (August 14, 2006) - Refac Optical Group (AMEX: REF) today announced an extension in the expiration date for the exercise of the non-transferable payment right (the "Payment Right") granted to qualifying stockholders in connection with its February 28, 2003 merger (the "Palisade Merger") with a wholly owned subsidiary of Palisade Concentrated Equity Partnership, L.P. pursuant to an Agreement and Plan of Merger, dated as of August 19, 2002, as amended (the "Palisade Merger Agreement"). The expiration date has been extended for one year from September 30, 2006 to September 30, 2007.

         Under the terms of the Palisade Merger Agreement, the Payment Right applies to stockholders who received their Refac common stock, par value $0.001 per share, as part of the consideration in the Palisade Merger (the "Merger Shares") and have continuously held such Merger Shares from the date of the Palisade Merger. The Payment Right gives such stockholders the right to sell their Merger Shares to Refac at $8.29 per share.

                  Since the Palisade Merger, Refac's financial statements have reflected the estimated amount required to satisfy all Payment Rights as temporary equity with a similar amount reducing additional paid-in capital. It has also restricted a portion of its investments being held to maturity to maintain the "Contingent Fund" called for by the Palisade Merger Agreement. As of July 31, 2006, Refac estimated that approximately 502,000 shares of its common stock were subject to the Payment Right and accordingly maintained the Contingent Fund at $4,162,000.

                  Refac will be mailing eligible stockholders instructions on how to exercise their Payment Right.

About Refac Optical Group
Refac Optical Group, a leader in the retail optical industry and the sixth largest retail optical chain in the United States, operates 532 retail locations in 47 states and Canada, consisting of 509 licensed departments, five freestanding stores, 18 eye health centers and professional optometric practices, two surgery centers, one of which is a laser correction center, and two manufacturing laboratories. The licensed departments include 352 located at J.C. Penney stores, 63 at Sears, 29 at Macy's and Marshall Field's department stores, 23 at Boscov's department stores, and 30 at The Bay. These licensed departments are full-service retail vision care stores that offer an extensive selection of designer brands and private label prescription eyewear, contact lenses, sunglasses, ready-made readers and accessories.